UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 22, 2017, the Company held its Annual Meeting of Stockholders. A total of 19,424,451 shares (84.95% of shares outstanding as of the record date) of the Company's common stock were present or represented by proxy at the meeting. The results of stockholder voting on the four proposals presented were as follows:

Proposal 1 - Stockholders elected the eight directors nominated by the board of directors, to serve until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against or Abstain	Broker Non-votes
Kenneth R. Adams	13,374,717	1,256,249	4,793,485
Carl G. Braunlich	12,671,510	1,959,456	4,793,485
W.H. Baird Garrett	14,581,928	49,038	4,793,485
Ellis Landau	13,371,726	1,259,240	4,793,485
Daniel R. Lee	12,635,983	1,994,983	4,793,485
Kathleen Marshall	12,662,749	1,968,217	4,793,485
Craig W. Thomas	10,223,684	4,407,282	4,793,485
Bradley M. Tirpak	12,637,759	1,993,207	4,793,485

Proposal 2 - Stockholders approved an amendment to the Company's 2015 Equity Incentive Plan to increase the number of shares available for issuance under the plan and to make the other "best practices" changes as described in the 2017 proxy statement:

For	Against	Abstain	Broker Non-votes
11,875,707	784,922	1,970,337	4,793,485

Proposal 3 - Stockholders ratified the appointment of Piercy Bowler Taylor & Kern as the Company's independent registered public accounting firm for 2017:

For	Against	Abstain	Broker Non-votes
18,690,431	14,749	719,271	—

Proposal 4 - Stockholders approved, on an advisory basis, the Company's named executive compensation as disclosed in the 2017 proxy statement:

For	Against	Abstain	Broker Non-votes
11,952,718	697,305	1,980,943	4,793,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 26, 2017	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer